Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554, media@delta.com

Delta Air Lines Announces March Quarter Profit

ATLANTA, April 23, 2013 – Delta Air Lines (NYSE:DAL) today reported financial results for the March 2013 quarter. Highlights from the quarter include:

•	Delta’s net profit for the March 2013 quarter was $85 million, or $0.10 per diluted share, excluding special items[1]. This result is a $124 million improvement year-over-year.
•	Including $78 million in special items, Delta’s GAAP net income was $7 million, or $0.01 per diluted share.
•	Results include $20 million of profit sharing expense in recognition of Delta employees’ contributions to the company’s financial performance.
•	Delta generated $1.1 billion of operating cash flow and $457 million of free cash flow in the March 2013 quarter, and ended the period with adjusted net debt of just under $11.0 billion.

“Our results represent Delta’s strongest March quarter financial and operational performance in over a decade and I want to thank Delta people worldwide for all the hard work that went into producing these results for our company. This performance is proof that we are on the right path to making Delta the airline of choice for our shareholders, employees, and customers,” said Richard Anderson, Delta’s chief executive officer. “With a solid financial foundation and building momentum from initiatives like our LaGuardia expansion, Virgin Atlantic investment and new Terminal 4 at New York-JFK, we are well positioned to generate significant improvements in Delta’s profitability going forward.”

Revenue Environment

Delta’s operating revenue grew $87 million, or 1.0 percent, in the March 2013 quarter compared to the March 2012 quarter. Load factor increased to 81.2 percent, with traffic down 0.6 percent on a 2.5 percent decrease in capacity.

•	Passenger revenue increased 1.4 percent, or $107 million, compared to the prior year period. Passenger unit revenue (PRASM) increased 4.1 percent, driven by a 2.1 percent improvement in yield.
•	Cargo revenue decreased 2.4 percent, or $6 million, on declining freight yields.
•	Other revenue decreased 1.4 percent, or $14 million, as a result of lower third-party maintenance revenue.

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Comparisons of revenue-related statistics are as follows:

		Increase (Decrease)
		1Q13 versus 1Q12
		Change	Unit
Passenger Revenue	1Q13 ($M)	YOY	Revenue	Yield	Capacity
Domestic	3,402	6.1%	4.9%	4.5%	1.2%
Atlantic	1,052	(3.4)%	8.1%	3.9%	(10.6)%
Pacific	871	3.1%	3.7%	(0.4)%	(0.6)%
Latin America	551	5.5%	3.3%	(2.5)%	2.1%
Total mainline	5,876	3.8%	5.5%	3.0%	(1.6)%
Regional	1,457	(6.8)%	1.8%	3.5%	(8.5)%
Consolidated	7,333	1.4%	4.1%	2.1%	(2.5)%

“Our March quarter unit revenues grew 4 percent, showing that the investments we have made in operations, products and service, combined with our capacity discipline, have built a solid revenue-producing foundation,” said Ed Bastian, Delta’s president. “We are taking actions to mitigate the decline in close-in demand we saw in the last part of March, and we expect the impact of the sequester, combined with a softening of leisure demand, to result in a 2 – 3 percent decline in April’s unit revenues. However, a key benefit from a consolidated industry is that we now see a much stronger correlation between revenue and fuel; so while we are seeing some revenue softness, we are also benefitting from lower fuel costs, allowing us to continue our path of margin expansion even in a sluggish economic environment.”

Cash Flow

Cash from operations during the March 2013 quarter was $1.1 billion, driven by the seasonal increase in advanced ticket sales and March quarter profitability. The company generated $457 million of free cash flow.

Capital expenditures during the March 2013 quarter were $650 million, including $500 million in fleet investments and $47 million for two sets of slots at London’s Heathrow airport. Capital expenditures included 21 aircraft purchased off lease as part of Delta’s debt reduction efforts. During the quarter, Delta’s debt maturities and capital leases were $382 million.

Delta ended the quarter with adjusted net debt of just under $11.0 billion, and the company has now achieved a $6 billion net debt reduction since 2009. This debt reduction strategy produced a $50 million year-over-year reduction in interest expense in the March quarter. As of Mar. 31, 2013, Delta had $5.4 billion in unrestricted liquidity, including $3.6 billion in cash and short-term investments and $1.8 billion in undrawn revolving credit facilities.

Fuel

Fuel expense for the March quarter declined $78 million year-over-year, excluding mark to market adjustments, as a result of lower fuel prices and consumption. Delta’s average fuel price2 was $3.24 per gallon for the March quarter, which includes 6 cents per gallon in settled hedge gains. For the March quarter, operations at the Trainer refinery produced a $22 million loss, driven by supply disruptions related to Superstorm Sandy and a short-term outage in a gasoline production unit, which slowed production during the quarter.

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Cost Performance

Excluding fuel, total operating expense in the quarter increased year-over-year by $198 million as the impact of operational, service and employee investments was partially offset by savings from Delta’s structural cost initiatives.

Consolidated unit cost excluding fuel expense, profit sharing and special items (CASM-Ex3), was 5.0 percent higher in the March 2013 quarter on a year-over-year basis, driven by the impact of capacity reductions, wage increases, and operational and service investments. GAAP consolidated CASM increased 5.8 percent.

“Our March quarter non-fuel unit cost growth was lower than expected, as the benefits of our structural cost initiatives limited the cost growth associated with investments in our people, operations, and service,” said Paul Jacobson, Delta’s chief financial officer. “We should see our cost pressures lessen significantly in the second half of the year, as the benefits of our structural cost initiatives accelerate and we lap the impact of prior year investments.”

Company Highlights

Delta has a strong commitment to its employees, customers and the communities it serves. Key accomplishments in the March 2013 quarter include:

•	Receiving recognition from leading organizations and publications, including being named FORTUNE’s Most Admired Airline, receiving Aviation Week’s Laureate Award for Innovation, and receiving the International Service Excellence Award for reservation sales;
•	Recognizing the achievements of Delta employees toward meeting the company’s financial and operational goals with $43 million of incentives so far this year, including $20 million in employee profit sharing and $23 million in Shared Rewards;
•	Significantly improving its operational performance, resulting in an on-time arrival rate of 86.2 percent and 12 percent fewer customer complaints compared to 2012;
•	Continuing the company’s ongoing investment in high-quality facilities through the renovation of LaGuardia Terminals C and D with the addition of a connecting bridge and improvements to the Delta Sky Clubs, seating areas and food options, and the development of the Sky Deck, new outdoor seating areas at Delta Sky Clubs in Atlanta and New York-JFK, designed in conjunction with Architectural Digest;
•	Enhancing the SkyMiles Medallion program by introducing Crossover Rewards, the industry-leading joint loyalty partnership with Starwood. The partnership allows members to share program benefits and earn more miles and Starpoints when traveling with either company;
•	Releasing a new Fly Delta app for iPad and iPhone as part of a broader rollout of a significantly improved online and digital customer experience. The new Fly Delta app has added functionality and includes the unique “Glass Bottomed Jet” feature; and
•	Extending Delta’s involvement in the community, as more than 50 Delta employees partnered with SkyMiles Medallion members and Aeromexico employees to build six homes in Puebla, Mexico. This effort was Delta’s ninth international build with Habitat for Humanity.
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Special Items

Delta recorded special items totaling a $78 million charge in the March 2013 quarter, including:

•	$24 million in mark-to-market gains for fuel hedges settling in future periods; and
•	a $102 million charge for facilities, fleet and other items.

Delta recorded special items totaling a $163 million gain in the March 2012 quarter, including:

•	$151 million in mark-to-market gains for fuel hedges settling in future periods;
•	a $39 million gain associated with the exchange of slots at New York-LaGuardia and Washington-Reagan National; and
•	a $27 million charge for facilities, fleet and other items.

June 2013 Quarter Guidance

Following are Delta’s projections for the June 2013 quarter.

2Q 2013 Forecast

Operating margin	9 – 11%
Fuel price, including taxes, settled hedges, and refinery impact	$2.95 – $3.00

2Q 2013 Forecast (compared to 2Q 2012)

Consolidated unit costs – excluding fuel expense and profit sharing	Up 4.5 – 5.5%

System capacity	Flat to up 1%
Domestic	Up 1 – 2%
International	Flat to down 1%

Other Matters

Included with this press release are Delta’s unaudited Consolidated Statements of Operations for the three months ended March 31, 2013 and 2012; a statistical summary for those periods; selected balance sheet data as of March 31, 2013 and Dec. 31, 2012; and a reconciliation of non-GAAP financial measures.

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About Delta

Delta Air Lines serves more than 160 million customers each year. During the past year, Delta won 33 airline industry awards sweeping the major corporate travel surveys including Business Travel News, Travel Weekly, TravelAge West, Recommend Magazine and The Beat. Delta was also a recipient of the Secretary of Defense Freedom Award for exceptional support of National Guard and Reserve employees. With an industry-leading global network, Delta and the Delta Connection carriers offer service to nearly 318 destinations in 59 countries on six continents. Headquartered in Atlanta, Delta employs 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, a world-class airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Delta is investing more than $3 billion through 2013 in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

End Notes

(1)	Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

(2)	Average fuel price per gallon: Delta's March 2013 quarter average fuel price of $3.24 per gallon reflects the consolidated cost per gallon for mainline and regional operations, including contract carrier operations, and includes the impact of fuel hedge contracts with original maturity dates in the March 2013 quarter. Settled hedge gains for the quarter were $53 million, or 6 cents per gallon. On a GAAP basis, fuel price includes $24 million in fuel hedge mark-to-market adjustments recorded in periods other than the settlement period. The net refinery loss for the quarter was $22 million, or 2 cents per gallon. See Note A for a reconciliation of average economic fuel price per gallon to the comparable GAAP metric.

(3)	CASM - Ex: In addition to fuel expense, profit sharing and special items, Delta excludes ancillary businesses which are not related to the generation of a seat mile, including aircraft maintenance and staffing services which Delta provides to third parties and Delta's vacation wholesale operations (MLT). The amounts excluded were $185 million for the March 2013 quarter. The amounts excluded were $240 million for the March 2012 quarter. Management believes this methodology provides a more consistent and comparable reflection of Delta's airline operations.

Forward-looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery; our ability to retain management and key employees; our ability to use net operating losses to offset future taxable income; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2012.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of April 23, 2013, and which we have no current intention to update.

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DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2013	2012	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$5,876	$5,662	$214	4%
Regional carriers	1,457	1,564	(107)	(7)%
Total passenger revenue	7,333	7,226	107	1%
Cargo	238	244	(6)	(2)%
Other	929	943	(14)	(1)%
Total operating revenue	8,500	8,413	87	1%

Operating Expense:
Aircraft fuel and related taxes	2,289	2,233	56	3%
Salaries and related costs	1,911	1,763	148	8%
Contract carrier arrangements(1)	1,399	1,375	24	2%
Aircraft maintenance materials and outside repairs	491	561	(70)	(12)%
Depreciation and amortization	405	386	19	5%
Contracted services	401	378	23	6%
Passenger commissions and other selling expenses	357	380	(23)	(6)%
Landing fees and other rents	323	305	18	6%
Passenger service	164	171	(7)	(4)%
Aircraft rent	60	75	(15)	(20)%
Profit sharing	20	—	20	NM
Restructuring and other items	102	(12)	114	NM
Other	356	416	(60)	(14)%
Total operating expense	8,278	8,031	247	3%

Operating Income	222	382	(160)	(42)%

Other (Expense) Income:
Interest expense, net	(178)	(221)	43	(19)%
Amortization of debt discount, net	(42)	(51)	9	(18)%
Miscellaneous, net	1	17	(16)	(94)%
Total other expense, net	(219)	(255)	36	(14)%

Income Before Income Taxes	3	127	(124)	(98)%

Income Tax Benefit (Provision)	4	(3)	7	NM

Net Income	$7	$124	$(117)	(94)%

Basic Earnings Per Share	$0.01	$0.15
Diluted Earnings Per Share	$0.01	$0.15

Basic Weighted Average Shares Outstanding	848	843
Diluted Weighted Average Shares Outstanding	855	847

(1) Contract carrier arrangements expense includes $519 million and $526 million for the three months ended March 31, 2013 and 2012 for aircraft fuel and related taxes.

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DELTA AIR LINES, INC.

Selected Balance Sheet Data

(in millions)	March 31, 2013	December 31, 2012
	(Unaudited)
Cash and cash equivalents	$2,636	$2,416
Short-term investments	958	958
Restricted cash, cash equivalents and short-term investments	291	375
Total assets	45,068	44,550
Total debt and capital leases, including current maturities	12,314	12,709
Total stockholders' deficit	(1,943)	(2,131)

DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended March 31,
	2013	2012	Change
Consolidated:
Revenue passenger miles (millions)	43,078	43,351	(1)%
Available seat miles (millions)	53,022	54,408	(3)%
Passenger mile yield (cents)	17.02	16.67	2%
Passenger revenue per available seat mile (cents)	13.83	13.28	4%
Operating cost per available seat mile (cents)	15.61	14.76	6%
CASM-Ex - see Note A (cents)	9.75	9.28	5%
Passenger load factor	81.2%	79.7%	1.5 pts
Fuel gallons consumed (millions)	875	886	(1)%
Average price per fuel gallon, adjusted - see Note A	$3.24	$3.28	(1)%
Number of aircraft in fleet, end of period	719	770	(51)
Full-time equivalent employees, end of period	73,430	78,761	(7)%

Mainline:
Revenue passenger miles (millions)	38,018	37,730	1%
Available seat miles (millions)	46,202	46,954	(2)%
Operating cost per available seat mile (cents)	14.59	13.60	7%
CASM-Ex - see Note A (cents)	9.03	8.56	5%
Fuel gallons consumed (millions)	716	714	—%
Average price per fuel gallon, adjusted - see Note A	$3.22	$3.26	(1)%
Number of aircraft in fleet, end of period	719	712	7

Note: except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

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Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Special Items. Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring core operational performance in the period shown. Therefore, we adjust for these amounts to arrive at more meaningful financial measures. Special items excluded in the table below are:

(a)	Mark-to-market adjustments for fuel hedges recorded in periods other than the settlement period ("MTM Adjustments"). We exclude MTM adjustments, which are based on market prices at the end of the reporting period and certain assumptions, as they are not necessarily indicative of the actual future value of the underlying hedge in the contract settlement period.

(b)	Restructuring and other items.

	Three Months Ended March 31, 2013				Three Months Ended March 31, 2012
(in millions, except per share data)	GAAP	(a)	(b)	Non– GAAP	GAAP	(a)	(b)	Non– GAAP	Non–GAAP Change
Consolidated Statement of Operations (Unaudited):
Net income (loss)	$7	(24)	102	$85	$124	(151)	(12)	$(39)	$124
Net income (loss) per diluted share	$0.01	(0.03)	0.12	$0.10	$0.15	(0.18)	(0.02)	$(0.05)	$0.15

The tables below show the impact of the refinery and hedging on fuel expense and average price per gallon:

Consolidated:			Average Price Per Gallon
	Three Months Ended March 31,		Three Months Ended March 31,
(in millions, except per gallon data)	2013	2012	2013	2012
Fuel purchase cost	$2,863	$2,955	$3.28	$3.33
Refinery segment impact	22	-	0.02	-
Fuel hedge (gains) losses	(77)	(196)	(0.09)	(0.22)
Total fuel expense	$2,808	$2,759	$3.21	$3.11
MTM adjustments	24	151	0.03	0.17
Total fuel expense, adjusted	$2,832	$2,910	$3.24	$3.28

Mainline:

	Three Months Ended March 31,
	2013	2012
Mainline average price per fuel gallon	$3.19	$3.05
MTM adjustments	0.03	0.21
Mainline average price per fuel gallon, adjusted	$3.22	$3.26

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Cost per Available Seat Mile or Non-Fuel Unit Cost ("CASM"): In addition to the special items described above, we exclude the following items from consolidated and mainline CASM to determine CASM-Ex:

•	Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. Management believes the exclusion of aircraft fuel and related taxes (including contract carriers under capacity purchase arrangements) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.

•	Ancillary businesses. Ancillary businesses are not related to the generation of a seat mile. These businesses include aircraft maintenance and staffing services we provide to third parties and our vacation wholesale operations.

•	Profit sharing. Management believes the exclusion of this item provides a more meaningful comparison of our results to the airline industry and our prior year results.

Consolidated CASM-Ex:	Three Months Ended March 31,
	2013	2012
CASM (cents)	15.61	14.76
Items excluded:
Aircraft fuel and related taxes	(5.33)	(5.34)
Ancillary businesses	(0.35)	(0.44)
Profit sharing	(0.04)	–
Restructuring and other items	(0.19)	0.02
MTM adjustments	0.05	0.28
CASM-Ex	9.75	9.28

Mainline CASM-Ex:	Three Months Ended March 31,
	2013	2012
Mainline CASM (cents)	14.59	13.60
Items excluded:
Aircraft fuel and related taxes	(5.00)	(4.95)
Ancillary businesses	(0.35)	(0.45)
Profit sharing	(0.04)	–
Restructuring and other items	(0.22)	0.04
MTM adjustments	0.05	0.32
Mainline CASM-Ex	9.03	8.56

Adjusted Net Debt: Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents, and short-term investments, resulting in adjusted net debt to present the amount of additional assets needed to satisfy the debt.

(in billions)	March 31, 2013		December 31, 2009
Debt and capital lease obligations	$12.3		$17.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.5		1.1
Adjusted debt and capital lease obligations		12.8		18.3
Plus: 7x last twelve months' aircraft rent		1.8		3.4
Adjusted total debt		14.6		21.7
Less: cash, cash equivalents and short-term investments		(3.6)		(4.7)
Adjusted net debt		$11.0		$17.0

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Net Debt Maturities: Delta presents net debt payments because management believes this metric is helpful to investors to evaluate the company’s debt-related activities.

Three Months Ended
(in millions)	March 31, 2013
Payments on long-term debt and capital leases	$299
Adjustment:
SkyMiles used pursuant to advance purchase under AMEX agreement	83
Net debt payments	$382

Operating Expense Excluding Fuel: The exclusion of aircraft fuel and related taxes (including contract carriers under capacity purchase arrangements) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.

	Three Months Ended March 31,
(in millions)	2013	2012	Change
Operating expense	$8,278	$8,031
Items excluded:
Aircraft fuel and related taxes	(2,289)	(2,233)
Aircraft fuel and related taxes included within contract carriers arrangements	(519)	(526)
Operating expense excluding fuel	$5,470	$5,272	$198

Net Cash Provided by Operations, adjusted or "Operating Cash Flow": Delta presents net cash provided by operating activities because management believes adjusting for certain items is helpful to investors to evaluate the company’s operating activities.

Three Months Ended
(in millions)	March 31, 2013
Net cash provided by operations	$1,004
Adjustment:
SkyMiles used pursuant to advance purchase under AMEX agreement	83
Net cash provided by operations, adjusted	$1,087

Free Cash Flow: Delta presents free cash flow because management believes this metric is helpful to investors to evaluate the company’s ability to generate cash.

Three Months Ended
(in millions)	March 31, 2013
Net cash provided by operating activities (GAAP)	$1,004
Net cash used in investing activities (GAAP)	(630)
Adjustment:
SkyMiles used pursuant to advance purchase under AMEX agreement	83
Total free cash flow	$457

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